Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-276177) on Form S-3 and (Nos. 333-276759 and 333-238075) on Form S-8 of our report dated March 31, 2026, with respect to the consolidated financial statements of NexPoint Real Estate Finance, Inc..

/s/ KPMG LLP

Dallas, Texas
March 31, 2026